As filed with the Securities and Exchange Commission on May 6, 1997
                                                    Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                              AMENDMENT NUMBER 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------
                        SIERRA SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------
         California                                           94-2925073
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification Number)

                                 2222 Qume Drive
                               San Jose, CA 95131
                                 (408) 434-9300
(Address,  including zip code,  and telephone number,  including  area code,  of
                    Registrant's principal executive offices)
                    -----------------------------------------
                                 JAMES V. DILLER
                   Chief Executive Officer and Chairman of the
                               Board of Directors
                        Sierra Semiconductor Corporation
                                 2222 Qume Drive
                               San Jose, CA 95131
                                 (408) 434-9300

(Name, address,  including zip code, and telephone number, including area  code, of agent for service)
                              ---------------------
                                    Copy to:

                                   NEIL WOLFF
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (415) 493-9300
                                 --------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
                                                                             ---

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
                  ---
                              ---------------------
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       ---
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                ---
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                    ---
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

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         Information  contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION
PROSPECTUS
                                 804,407 SHARES


                        SIERRA SEMICONDUCTOR CORPORATION

                                  COMMON STOCK

         This Prospectus relates to an aggregate of 804,407 shares (the "Shares") of Common Stock, no par value per share ("Common Stock"), of Sierra
Semiconductor Corporation (the "Company"), which may be resold by Bipolar Integrated Technology, Inc. ("BIT") to the public, distributed by BIT to the persons named herein (the "Selling Shareholders") or resold by the Selling Shareholders (collectively the "Offering"). Pursuant to an Asset Purchase Agreement dated August 16, 1996 among the Company, BIT, PMC-Sierra, Inc. (Portland) and certain shareholders of BIT, the Shares were delivered to BIT on September 3, 1996 as consideration for the acquisition of certain assets of BIT by PMC-Sierra, Inc. (Portland). Such delivery was pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being registered under the Securities Act in order to permit the public sale or other distribution of the Shares.

         The Shares may be distributed by BIT to the Selling Shareholders from time to time, and sold or distributed from time to time by or for the account of BIT or the Selling Shareholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Shareholders" and "Plan of Distribution."

                              ---------------------

         The Common Stock of the Company is traded on the Nasdaq National Market ("Nasdaq") under the symbol "SERA." On May 5, 1997, the last reported sales price for the Common Stock as reported by Nasdaq was $21.0625 per share.
                              ---------------------

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 3 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is -------, 1997

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BIT OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Common Stock is traded on the Nasdaq National Market. Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, NW, Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of Nasdaq referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, specifically including the amendment to the Company's Quarterly Report on Form 10-Q for the quarter ended September 29, 1996, and the Company's Current Report on Form 8-K dated April 18, 1997; (iii) all reports, definitive proxy statement and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering; and (iv) all filings filed by the Company with the Commission pursuant to the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement.

         Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, SIERRA SEMICONDUCTOR CORPORATION, 2222 QUME DRIVE, SAN JOSE, CALIFORNIA 95131. THE COMPANY'S TELEPHONE NUMBER AT THAT LOCATION IS (408) 434-9300.


                                   THE COMPANY

         The Company was incorporated in the State of California in November 1983 and commenced business in January 1984. The Company's principal executive office is located at 2222 Qume Drive, San Jose, California 95131. The Company's Common Stock trades on the Nasdaq National Market under the symbol SERA. References to the "Company" or "Sierra" mean Sierra Semiconductor Corporation and include PMC-Sierra, Inc. and its other subsidiaries, and predecessor entities.

         The Company designs, develops, markets and supports high-performance semiconductor system solutions for advanced communications markets. The Company's products are used in broadband communications infrastructures, high bandwidth networks and multimedia personal computers. The Company is a leading supplier of ATM and SONET/SDH integrated circuits in the communications infrastructure and networking markets, and also provides these markets with T1/E1 and DS3/E3 integrated circuits. The Company also supplies highly integrated data and voice communications semiconductor products to personal computer original equipment manufacturers ("PC OEMs"), but is planning to wind-down these product lines, and to focus on the broadband infrastructure and networking markets. In August 1996 the Company announced its decision to exit the personal computer modem chipset business and to put the modem chipset product line up for sale. This action, which included the restructuring of the Company's non-networking operations, resulted in a one-time charge to earnings in the quarter ending September 30, 1996, of approximately $69 million.

                                  RISK FACTORS

         THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE SUBJECT TO A NUMBER OF RISKS, SOME OF WHICH ARE DESCRIBED BELOW.

         SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Certain statements and information in this Registration Statement constitute "forward-looking statements" within the meaning of the federal securities laws. Such forward-looking statements involve risks and uncertainties which may cause the actual results, performance, or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. The forward-looking statements include projections relating to trends in the broadband infrastructure, WAN, LAN and Internet/Intranet markets, products under development for SONET/SDH and T1/E1 applications and research and development goals; and projections relating to gross margin, growth of the broadband communications market, results of the Company's exit from the modem chip market, continued supply of semiconductors to the Company by outside foundries and by assembly houses, export sales, and future expenditures on research and development and marketing, general and administrative activities. Actual results could differ from those projected in any forward-looking statements for the reasons detailed below.

FLUCTUATIONS IN OPERATING RESULTS

         The Company's quarterly and annual operating results may vary due to a number of factors, including, among others, the timing of new product introductions, decreased demand or average selling prices for products, market acceptance of products, demand for products of the Company's customers, the introduction of products or technologies by the Company's competitors, competitive pressure on product pricing, the Company's and its customers' inventory levels of the Company's products (particularly discontinued modem products), product availability from outside foundries, variations in manufacturing yields for the Company's products, expenditures for new product and process development, the acquisition of wafer fabrication and other manufacturing capacity, and the acquisition of businesses, products or technologies. At various times in the past, the Company's foundry and other suppliers have experienced lower than anticipated yields that have adversely affected production and, consequently, the Company's operating results. There can be no assurance that the Company's existing or future foundry and other suppliers will not experience irregularities which could have a material adverse effect on the Company's operating results. The Company from time to time may order in advance of anticipated customer demand from its suppliers in response to anticipated long lead times to obtain inventory and materials, which might result in excess inventory levels if expected orders fail to materialize or other factors render the Company's product or its customer's products less marketable. The Company has limited ability to forecast its unit volumes of discontinued modem chipset sales or the prices at which these sales will occur, particularly in light of recent announcements by competitors of modems operating at speeds of up to 56 kbps. The Company expects sales of modem products to decline over the first two quarters of 1997 and to be minimal after June 30, 1997. The Company's visibility on sales of networking chipsets is limited due to customer uncertainty regarding future demand for end-user networking products and price competition in the market for ATM and fast Ethernet switching chipsets. Any delay or cancellation of existing orders, or any decline in projected future orders, by the Company's customers could have a material adverse effect on the Company's operating results. Margins will vary depending on product mix. In the near term, as the Company continues to sell its existing inventories of modem chipset products, the overall gross margin of the Company may decline depending on the percentage of modem chipset product revenues relative to total revenues. Overall gross margin may also be impacted unfavorably due to anticipated erosion of modem pricing as the Company liquidates its existing inventories. In the longer term, the Company may experience declining gross profits as a percentage of total net revenues if anticipated decreases in average selling prices of existing networking products are not offset by commensurate reductions in product costs, or by an offsetting increase in gross profit contribution from new higher gross margin networking products. The Company's operating results also are affected by the state and direction of the electronics industry and the economy in the United States and other markets the Company serves. The Company's operating results could also be adversely affected if restructuring reserves are insufficient for the costs of liquidating inventory, retaining employees and discontinuing operations. The occurrence of any of the foregoing or other factors could have a material adverse effect on the Company's operating results. Due to these factors, past results may not be indicative of future results.

TECHNOLOGICAL CHANGE

         The markets for the Company's products are characterized by evolving industry standards and rapid technological change and product obsolescence. Technological change may be particularly pronounced in the developing markets for communications semiconductor devices used in high-speed networks. The Company's future success will be highly dependent upon the timely completion and introduction of new products at competitive price and performance levels. The success of new products depends on a number of factors, including proper definition of such products, successful and timely completion of product development and introduction to market, correct judgment with respect to product demand, market acceptance of the Company's and its customers' products, fabrication yields by the Company's independent foundries and the continued ability of the Company to offer innovative new products at competitive prices. Many of these factors are outside the control of the Company. There can be no assurance that the Company will be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or be able to respond effectively to new technological changes or product announcements by others. A failure in any of these areas would materially and adversely affect the Company's operating results.

         The Company's current strategy is focused on networking high-speed interface chips. Products for telecommunications and data communications applications are based on industry standards that are continually evolving. Future transitions in customer preferences could quickly obsolete Sierra products. The Company is developing products for the Asynchronous Transfer Mode ("ATM") telecommunications and networking market, which is in an early stage of development. The emergence and adoption of new industry standards that compete with ATM or maintenance by the industry of existing standards in lieu of new standards could render the Company's ATM products unmarketable or obsolete. The market for ATM equipment has not developed as rapidly as industry observers have predicted, and alternative networking technologies such as "fast Ethernet" have developed to meet consumer requirements. A substantial portion of the Company's development efforts are focused on ATM and related products. A material portion of the Company's revenues and a substantial portion of the Company's gross profits are derived from sales of ATM, T1/E1, DS3/E3 and SONET/SDH based products. Net revenues derived from sales of ATM, T1/E1, DS3/E3 and SONET/SDH based products amounted to 33% of the Company's total net revenues for 1996. The gross profit derived from those products amounted to 50% of the Company's total gross profit for 1996.

         There can be no assurance that a significant market for the Company's current networking products will emerge or, if it does emerge, that the Company will be able to develop and market these or other networking products in a timely and commercially viable manner. The adoption or maintenance by the industry of high speed transmission standards other than those which the Company currently addresses, or the inability of the Company to develop and market its networking-related products, would have a material adverse effect on the Company's operating results.

         Many of the Company's products under development are complex semiconductor devices that require extensive design and testing before prototypes can be manufactured. The integration of a number of functions in a single chip or in a chipset requires the use of advanced semiconductor manufacturing techniques. This can result in chip redesigns if the initial design does not permit acceptable manufacturing yields. The Company's telecommunications products are designed for customers who in many instances have not yet fully defined their hardware products. Design delays or redesigns by these customers could in turn delay completion or require redesign of the semiconductor devices needed for the final hardware product. In this regard, many of the relevant standards and protocols for products based on high speed networking technologies have not been widely adopted or ratified by the relevant standard-setting bodies. Redesigns or design delays often are required for both the hardware manufacturer's products and the Company's chipsets as industry and customer standards, protocols or design specifications are determined. Any resulting delay in the production of the Company's products could have a material adverse effect on the Company's operating results.

         A subsidiary of the Company acquired in-process research and development and developed technology relating to Ethernet switching technology from BIT, Inc.. The acquired technology is generally in the early stages of development. The Company has redesigned one product acquired from BIT, Inc. and has announced a customer's intention to include this integrated circuit in the customer's product. Two other products acquired from BIT, Inc. are in the design phase, two more are undergoing product definition, and four have been conceptually outlined. The Company will need to expend significant additional resources to complete products based on this technology. Completion of products based on the acquired technology is primarily dependent upon the Company's ability to hire additional engineering staff in the areas of software and firmware design, system level application development, product testing, and evaluation and characterization. The Company estimates that in order to complete and bring to market the first products based on the acquired technology, it will need to expend approximately $3.3 million in 1997, and to acquire approximately $1.0 million of additional capital equipment in 1997. The Company anticipates that internally generated cash flows will be the source of funds for these expenditures.

         The Company cannot assure that these products will be completed in a timely manner or at all, or that if completed these products will be commercially adopted.

COMPETITION

         The semiconductor industry is intensely competitive and is characterized by rapid technological change and by price erosion. The industry consists of major domestic and international semiconductor companies, many of which have substantially greater financial and other resources than the Company. Emerging companies also provide significant competition in this segment of the semiconductor market. The Company believes that its ability to compete successfully in this market depends on a number of factors, including, among others, the price, quality and performance of the Company's and its competitors' products, the timing and success of new product introductions by the Company, its customers and its competitors, the emergence of new standards, the development of technical innovations, the ability to obtain adequate manufacturing capacity and sources of raw materials, the efficiency of production, the rate at which the Company's customers design the Company's products into their products, the number and nature of the Company's competitors in a given market, the assertion of the Company's and its competitors' intellectual property rights and general market and economic conditions.

         The Company's competitors include, among others, Texas Instruments, Level One Communications, Inc., Lucent Technologies, Dallas Semiconductor and Transwitch. The number of competitors in this market and the technology platforms on which their products will compete may change in the future. To date there have been several competing technologies in the telecommunications and networking markets and not all standards have been established to date. The Company's success will depend on the successful development of a market for its customers' products. It is likely that over the next few years additional competitors will enter the market with new products. These new competitors may have substantially greater financial and other resources than the Company. Competition among manufacturers of semiconductors like the Company's products typically occurs at the design stage, where the customer evaluates alternative design approaches that require integrated circuits. Because of shortened product life cycles and even shorter design-in cycles in certain of the Company's customers products, the Company's competitors have increasingly frequent opportunities to achieve design wins in next generation systems. Any success by the Company's competitors supplanting the Company's products would have a material adverse effect on the Company's operating results.

ACCESS TO WAFER FABRICATION AND OTHER MANUFACTURING CAPACITY

         The Company does not own or operate a wafer fabrication facility, and all of its semiconductor device requirements are supplied by outside foundries. Substantially all of the Company's semiconductor products are currently manufactured by third party foundry suppliers. The Company's foundry suppliers fabricate products for other companies and produce products of their own design. The Company's reliance on independent foundries involves a number of risks, including the absence of adequate capacity, the unavailability of or interruptions in access to certain process technologies and reduced control over delivery schedules, manufacturing yields and costs. In the event that these foundries are unable or unwilling to continue to manufacture the Company's products in required volumes, the Company will have to identify and qualify acceptable additional or alternative foundries. This qualification process could take six months or longer. No assurance can be given that any such source would become available to the Company or that any such source would be in a position to satisfy the Company's production requirements in a timely basis, if at all. Any significant interruption in the supply of semiconductors to the Company would result in the allocation of products to customer, which in turn could have a material adverse effect on the Company's operating results.

         All of the Company's semiconductor products are assembled by sub-assemblers in Asia. Shortages of raw materials or disruptions in the provision of services by the Company's assembly houses or other circumstances that would require the Company to seek additional or alternative sources of supply or assembly could lead to supply constraints or delays in the delivery of the Company's products. Such constraints or delays may result in the loss of customers or other adverse effects on the Company's operating results. The Company's reliance on independent assembly houses involves a number of other risks, including reduced control over delivery schedules, quality assurances and costs and the possible discontinuance of such contractors' assembly processes. Any supply or other problems resulting from such risks would have a material adverse effect on the Company's operating results.

CUSTOMER CONCENTRATION

         The Company has no long-term volume purchase commitments from any of its major customers. In 1995 and 1996, Apple Computer, Inc. represented 24% and 10%, respectively, of net revenues of the Company. In 1996, two modem and graphics board manufacturers, SCI Manufacturing, Inc. and Askey Computer Corporation, each represented approximately 11% of the Company's net revenues. In the future, sales to these customers are expected to decline, as the Company shifts its focus away from non-networking products, and exits from the modem chipset business. Due to the Company's exit from the modem business, these customers are not expected to be significant customers in the future.

         The reduction, delay or cancellation of orders from one or more significant customers could materially and adversely affect the Company's operating results. Due to the relatively short product life cycles in the telecommunications and data communications markets, the Company's operating results would be materially and adversely affected if one or more of its significant customers were to select devices manufactured by one of the Company's competitors for inclusion in future product generations. There can be no assurance that the Company's current customers will continue to place orders with the Company, that orders by existing customers will continue at the levels of previous periods or that the Company will be able to obtain orders from new customers. Loss of one or more of the Company's current customers or a disruption in the Company's sales and distribution channels could materially and adversely affect the Company's operating results.

INTERNATIONAL OPERATIONS

         During fiscal years 1996, 1995 and 1994, international sales accounted for approximately 53%, 39% and 38% of the Company's net revenues, respectively. The Company expects that international sales will continue to represent a significant portion of its net revenues for the foreseeable future. PMC's operations, which are primarily in Canada, are expected to represent a larger percentage of the Company's overall operations. In addition, substantially all of the Company's products are manufactured, assembled and tested by independent third parties in Singapore, Taiwan, Malaysia and the Philippines. Due to its reliance on international sales and foreign third-party manufacturing, assembly and testing operations, the Company is subject to the risks of conducting business outside of the United States. These risks include unexpected changes in, or impositions of, legislative or regulatory requirements and policy changes affecting the telecommunications and data communications markets, delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas, exchange rates and other trade barriers and restrictions, longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse taxes, the burdens of complying with a variety of foreign laws and other factors beyond the Company's control. The Company is also subject to general geopolitical risks in connection with its international operations, such as political, social and economic instability, potential hostilities and changes in diplomatic and trade relationships. Sales in Europe are generally denominated in local currencies, while sales in the rest of the world are generally denominated in U.S. dollars. As a result, the Company is subject to the risks of currency fluctuations. There can be no assurance that one or more of the foregoing factors will not have a material adverse effect on the Company's operating results.

FUTURE CAPITAL NEEDS

                  The Company must continue to make significant investments in research and development as well as capital equipment and expansion of facilities for networking products. The Company's future capital requirements will depend on many factors, including, among others, product development, the Company's ability to sell existing modem chipset inventories, investments in working capital, and acquisitions of complementary business, products or technologies. To the extent that existing resources and future earnings are insufficient to fund the Company's operations, the Company may need to raise additional funds through public or private debt or equity financings. If additional funds are raised through the issuance of equity securities, the percentage ownership of current shareholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. No assurance can be given that additional financing will be available or that, if available, it can be obtained on terms favorable to the Company and its shareholders. If adequate funds are not available, the Company may be required to delay, limit or eliminate some or all of its proposed operations.

                  The Company has available a line of credit with a bank under which the Company may borrow up to $10 million. Advances made under the line will be fully secured by cash deposited by the Company. The agreement expires in July 1997. The Agreement requires the Company to maintain, on a quarterly basis, minimum cash equal to three times the then current outstanding principal balance of the term loan. The agreement prohibits dividend payments without the bank's prior written consent and other major transactions except that the Company may
(i) acquire other companies, using up to $1 million in cash, (ii) enter into off balance sheet equipment leases, not to exceed $15 million in the aggregate, and
(iii) issue convertible securities with subordination provisions satisfactory to the bank.

DEPENDENCE ON KEY PERSONNEL

         The Company's success depends to a significant extent upon the continued services of its key technical personnel, particularly those highly skilled at the design and test functions involved in the development of high speed networking products and related software. The competition for such employees is intense. The Company has no employment agreements in place with these key personnel. However, the Company from time to time issues shares of Common Stock or options to purchase Common Stock of the Company subject to vesting. To the extent shares purchased from or options granted by the Company have economic value, these securities could create retention incentives. The loss of the services of one or more of these key personnel, and any difficulties the Company may experience in hiring qualified replacements, would materially and adversely affect the Company's operating results. As a result of the Company's decision to exit the modem chipset business and restructure its other non-networking operations, certain key administrative and engineering personnel in non-networking operations may terminate their employment by the Company earlier than planned by the Company. The Company cannot assure that the retention incentives which the Company has put in place, which include retention payments of up to six months salary, will be sufficient to retain these individuals. If one or more of these personnel terminate their employment with the Company, the operating results of the Company could be adversely affected.

  PATENTS AND PROPRIETARY RIGHTS

         The Company's ability to compete is affected by its ability to protect its proprietary information. The Company relies on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. The Company currently holds several patents in the networking and non-networking areas and has a number of pending patent applications. There can be no assurance that patents will issue from any of the Company's pending applications or that any claims allowed will be of sufficient scope or strength, or be issued in all countries where the Company's products can be sold, to provide meaningful protection or any commercial advantage to the Company. In addition, competitors of the Company may be able to design around the Company's patents. The laws of certain foreign countries in which the Company's products are or may be developed, manufactured or sold, including various countries in Asia, may not protect the Company's products or intellectual property rights to the same extent as do the laws of the United States and thus make the possibility of piracy of the Company's technology and products more likely. There can be no assurance that the steps taken by the Company to protect its proprietary information will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology.

         The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. The Company or its customers or foundries have in the past, and may from time to time in the future, be notified of claims that the Company may be infringing patents or other intellectual property rights owned by third parties. If it is necessary or desirable, the Company may seek licenses under patents or intellectual property rights. There can be no assurance that licenses will be available or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain a license from a third party for technology used by the Company could cause the Company to incur substantial liabilities and to suspend the manufacture of products or the use by the Company's foundry suppliers requiring the technology. In the past, the Company's customers have been required to obtain licenses from and pay royalties to third parties for the sale of systems incorporating the Company's semiconductor devices. If this occurs in the future, the customers' businesses may be materially and adversely affected, which in turn would have a material adverse effect on the Company's operating results. Furthermore, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Litigation by or against the Company could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation results in a favorable determination for the Company. In the event of an adverse result in any such litigation, the Company could be required to pay substantial damages, cease the manufacture, use and sale of infringing products, spend significant resources to develop non-infringing technology, discontinue the use of certain processes or obtain licenses to the infringing technology. There can be no assurance that the Company would be successful in such development or that such licenses would be available on reasonable terms, or at all, and any such development or license could require expenditures by the
Company  of  substantial  time  and  other  resources.  Patent  disputes  in the semiconductor industry have often been settled through cross-licensing arrangements. Because the Company currently does not have a substantial portfolio of patents, the Company may not be able to settle an alleged patent infringement claim through a cross-licensing arrangement. Any successful third party claim against the Company or its customers for patent or intellectual property infringement, would have a material adverse effect on the Company's operating results.

ACQUISITIONS

         The Company's strategy may involve, in part, acquisitions of products, technologies or businesses from third parties. Identifying and negotiating these acquisitions may divert substantial management time away from the Company's operations. An acquisition could absorb substantial cash resources, could require the Company to incur or issuance of additional equity securities could dilute, and could represent an interest senior to the rights of, then outstanding common stock. An acquisition which is accounted for as a purchase, like the acquisition of PMC in 1994 and the acquisition of certain assets of BIT in September 1996, could involve significant one-time write-offs, and could involve the amortization of goodwill and other intangible assets over a number of years, which would adversely affect earnings in those years. Any acquisition will require attention from the Company's management to integrate the acquired entity into the Company's operations, may require the Company to develop expertise outside its existing businesses and may result in departures of management of the acquired entity. An acquired entity may have unknown liabilities, and its business may not achieve the results anticipated at the time of the acquisition.

VOLATILITY OF STOCK PRICE

         Factors such as announcements of the introduction of new products by the Company or its competitors, quarterly fluctuations in the Company's financial results or the financial results of other semiconductor companies or of companies in the telecommunications or networking equipment industry, general condition in the semiconductor industry, and conditions in the financial markets have in the past caused the price of the Common Stock to fluctuate substantially, and may do so in the future. In addition, the stock market has recently experienced price and volume fluctuations, which have particularly affected the market prices for many high technology companies and which have often been unrelated to the operating performance of the specific companies.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The Shares of the Common Stock of the Company are to be offered for the account of BIT and the Selling Shareholders. Prior to the offering BIT may hold up to 804,407 shares of Common Stock, which represent beneficial ownership of approximately 2.76% of the Company's outstanding Common Stock. BIT may offer and sell all or any of the Shares pursuant to this Prospectus. The following table sets forth the name of each Selling Shareholder, the aggregate maximum number of shares of Common Stock each Selling Shareholder may be entitled to out of the Shares and the aggregate number of shares of Common Stock registered hereby that each Selling Shareholder may offer and sell pursuant to this Prospectus. All of the Shares offered are issued and outstanding as of the date of this Prospectus. Because BIT and the Selling Shareholders may sell all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that BIT and each Selling Shareholder may retain upon completion of the Offering. To the knowledge of the Company, none of the Selling Shareholders has any material relationship with the Company except as set forth in the footnotes to the following table.

                                Selling Shareholder                                            Shares           Shares to be
                                                                                             Entitled to       Offered for the
                                                                                            Prior to the          Selling
                                                                                              Offering         Shareholder(1)

1215 ASSOCIATES                                                                                 140                 140
ABBATE, ANTHONY M. and ALLIE J. JT TEN                                                          280                 280
AENEAS VENTURE GROUP                                                                         73,744              73,744
AGRON, RUTH and GARY JT TEN                                                                     140                 140
AKERS, WILLIAM B                                                                                280                 280
ALCORN, WILLIAM C/O WOOD STRUCTURES, INC                                                        140                 140
ALRUMAIH, ABDULRAHMAN N                                                                         280                 280
AMSOUTH BANK NA TTEE, NORWOOD CLINIC INC PC MONEY PURCHASE PENSION TRUST FBO R.                 140                 140
CARRAWAY
ANDERSON, LARRY                                                                                 140                 140
ANDREWS, MILBREY W                                                                              140                 140
ARATA, MARGIT W                                                                                 280                 280
ARBITTER, ARNOLD I. C/O S.J. BERARDINO                                                          140                 140
AYANIAN, ZAVEN S. MR                                                                            140                 140
B&G TRADERS INC PROFIT SHARING PLAN & TRUST 002 FBO GARY GOLDSTEIN                              140                 140
BAIRD, DAVIS                                                                                    140                 140
BANCBOSTON VENTURES                                                                          38,954              38,954
BANCORP HAWAII SBIC #303                                                                        403                 403

BATTERTON, THOMAS H                                                                             280                 280
BEAR STEARNS, INC. FBO M. SCOTT ATHANS IRA: ACCT #215-01212                                     140                 140
BEAUMONT, PETER W                                                                               280                 280
BENNER, WILLIAM B. TTEE FBO WILLIAM B. BENNER TRUST                                             140                 140
BERGER, GARY & REIKO                                                                            140                 140
BHATI, BALVEER S. BHATI, SANTOSH JTWROS                                                         280                 280
BIBBY, DOUGLAS BIBBY, LORRAINE C. JTWROS                                                        140                 140
BILLINGS, RUTH MCCALDEN, THOMAS                                                                 140                 140
BIT HOLDINGS, LTD ATTN: ELMER YUEN C/O ROBERT SOLOMON                                       314,412             314,412
BLAIR, ROBERT                                                                                   280                 280
BLOCK, MERRILL BLOCK, EILEEN JTWROS                                                             561                 561
BOGIN, RONALD J                                                                                 140                 140
BONANNO, PHILIP MDPC PENSION TRUST                                                              140                 140
BOTTINELLI, MARIAN J                                                                            140                 140
BOWER, THOMAS K                                                                                 140                 140
BOYER, MARY A .                                                                                 280                 280
BRACKEEN, DANIEL L                                                                              140                 140
BRADY, PAT FOY                                                                                  280                 280
BRAINERD, STEVE                                                                                   1                   1
BRAMAN, DANIEL H. JR                                                                            561                 561
BRITTAIN, JANE A                                                                                140                 140
BROOKER, JAMES                                                                                  140                 140
BROOKS FAMILY TRUST ATTN: REX & COLLEEN BROOKS C/O BROOKS TECHNICAL GROUP                         3                   3
BROWN, DONALD                                                                                   140                 140
BROWN, JANE M                                                                                   140                 140
BROWN, MARTIN S                                                                                 140                 140
BROWN, MORTON E                                                                                 140                 140
BROWNING, STEPHEN                                                                               140                 140
BRUEMMER, BRYAN TTEE BRYAN BRUEMMER TRUST                                                       140                 140
BRYAN, JACK L                                                                                   140                 140
BUFFUM, BETTY UPHAM                                                                             140                 140
BURDICK, ALLAN L                                                                                140                 140
BURKE, JOSEPH A                                                                                 140                 140
BUSCH, SUZANNE TEROLLER TTEE SUZANNE TEROLLER BUSCH TRUST                                       140                 140
CALL, NEIL J                                                                                    140                 140
CAMPBELL, LINDA FRYE, NELLIE GARRETT JTWROS                                                     140                 140
CAREY, WILLIAM J                                                                                140                 140
CARSON, ELIZABETH E. TTEE FBO ELIZABETH E CARSON TRUST                                          140                 140
CARTER, ALBERT M                                                                                140                 140
CASTELLANI, MARIE E                                                                             140                 140
CB CAPITAL INVESTORS, INC. ATTN: EDWARD L. KOCH III PRESIDENT                                   784                 784
CECKLER, WILLIAM H. CECKLER, MARY E. JT TEN                                                     140                 140
CEDENO, ANSBERTO (BERT)                                                                           1                   1
CHAPIN, ROSS K                                                                                   11                  11
CLARK, JACK L. CLARK, JUDITH COMM PROP                                                          140                 140
CLEARWATER VENTURES LP                                                                          183                 183
CLINE, ANITA DAVIES                                                                             140                 140
COBLE, G. WILLIAM                                                                               140                 140
CONN, J.D. C/O BEACON CADILLAC                                                                  140                 140
CONNOR, THOMAS K                                                                                140                 140
COOPER, BARRY R                                                                                 280                 280
CORRINGTON, RICHARD                                                                             140                 140
COSGROVE, ROBERT C. TTEE ROBERT C COSGROVE TRUST                                                561                 561
COSTELLO, ROBERT DR                                                                             140                 140
COSTENBADER, VIRGINIA                                                                           280                 280
COUSIN, WINNIE CUST FBO JEFFREY N. COUSIN                                                       140                 140
COUSIN, WINNIE CUST FBO JENNIFER A. COUSIN                                                      140                 140
COUTTS, CARLYLE B                                                                               140                 140
COWAN, BARBARA                                                                                  140                 140
COWEN & COMPANY ATTN: MICHAEL DORSEY                                                             53                  53
COYLE, ALFRED J                                                                                  37                  37
CRAWFORD, SAMUEL J. CRAWFORD, PATTI J. JTWROS                                                   140                 140
CYRIAC, IGNATIUS CYRIAC, BABYCENT I. JTWROS                                                     140                 140
DE EUROPA, MODELISTA SA ETUDE DEMMESMUDRY ET IGLEHART 4 RUE CHARLES BONNET                      280                 280
DECKER, MARGARET M. DICKINS, MARGARET E. JTWROS                                                 561                 561
DEVOR, DANIEL DEVOR, NINA M. JTWROS                                                             140                 140
DFC VENTURES, LTD. ATTN: CHRIS ELLISON GENERAL PARTNER                                        1,411               1,411
DIAZ, REINALDO                                                                                  117                 117
DINEGAR, THOMAS                                                                                 140                 140
DOPERAK, GEORGE M                                                                               140                 140
DOWN EAST ORTHOPEDIC ASSOCIATE                                                                  280                 280
DOZZI, DOMENIC P                                                                                140                 140
DOZZI, PETER C                                                                                  280                 280
EDWARD RUFF & ASSOCIATES EMPLOYEE PROFIT SHARING PLAN AND TRUST                                 561                 561
EDWARDS, R. DEAN                                                                                140                 140
EICHEL, NORMAN                                                                                  140                 140
EISING, PETER W                                                                                  87                  87
ENRIGHT, PATRICK                                                                                 22                  22
ERVIN WEIL FAMILY TRUST ATTN: DAVID WEIL                                                      2,901               2,901
EWING, ANDREW JR EWING, JOANNE B. JT TEN                                                        140                 140
FARMCO FARMERS & MERCHANTS TRUST CO. OF LONG BEACH TRUST #36-55-8                               140                 140
FLY, WILLIAM S                                                                                  140                 140
FOLLMAN, ROBERT FOLLMAN, CAROLE JT TEN                                                          421                 421
FOOTE, LAWRENCE R. FOOTE, ROSEMARY G. JTWROS                                                    140                 140
FRANTZ, PAUL T                                                                                  280                 280
FRANTZ, THECLA S                                                                                140                 140
FUCHS, PAUL H                                                                                     1                   1
FUTRELL, J. WILLIAM                                                                             140                 140
GAJENDRAGADKAR, S. DR. MDPC BRADLEY CLINIC                                                      280                 280
GARDNER, JOHN O. GARDNER, PENNY A. JTWROS                                                       140                 140
GATON, LEO S                                                                                    280                 280
GEARY, HELEN S. TTEE UNDER DECLARATION OF TRUST 11/14/88                                        140                 140
GELLER, ROBERT C                                                                                140                 140
GERDAU, CARLSON                                                                                 140                 140
GERRIE, ROBERT                                                                                  280                 280
GIBSON, SALLY                                                                                   140                 140
GILCHRIST, WILLIAM TRUSTEE FOR JUDY SCHLOTZHAUER                                                  5                   5
GILCHRIST, WILLIAM TRUSTEE FOR KATHRYN SCHLOTZHAUER                                               5                   5
GILES, KENNETH E                                                                                 49                  49
GLOVER INVESTMENTS LTD 23 SAN MARTIN STREET MAGALLANES VILLAGE                                2,804               2,804
GOLDSCHLAGER, ARNOLD W                                                                          140                 140
GOSCHA, GARY E                                                                                  280                 280
GRAPHIC ARTS PUBLISHING INC                                                                     140                 140
GROBE, RUTH H                                                                                   280                 280
GUERRA, GASTON G. SURGICAL PRACTICE PROFIT SHARING PLAN                                         280                 280
GULLACE, RALPH                                                                                  140                 140
HALL CAPITAL MANAGEMENT ATTN: RONALD HALL                                                    19,746              19,746
HAMMAD, SAMY & SAWSON                                                                           140                 140
HARRIS, EDMUND J. HARRIS, MARILYN C                                                             140                 140
HARRIS, SARA GRAYSON                                                                            140                 140
HAVANEK, JOSEPH                                                                                 561                 561
HAY, ROBERT F                                                                                   140                 140
HAYDEN, KENNETH                                                                                 140                 140
HAYNES, HARLEY ANDERSON                                                                         140                 140
HEMER, RICHARD E                                                                                140                 140
HERSH, CARL TTE MARION HERSH REVOCABLE TRUST DTD 4-29-85                                        140                 140
HIGHNESS, JOEL HIGHNESS, NANCY JT TEN                                                           140                 140
HODGSON, RICHARD                                                                              7,759               7,759
HOFFMAN, CLIVE & CAROL TTEES CLIVE HOFFMAN ASSOCIATES PROFIT SHARING RETIREMENT                 140                 140
PLAN
HOLLIS, PHILIP D                                                                                140                 140
HOOVER, KATHRYN                                                                                 140                 140
HSIANG, SHI-LING C                                                                              140                 140
HUBBARD, STEVEN S                                                                            27,017              27,017
HUDSON, A. RAY M.D                                                                              140                 140
HUGHES, PAUL A                                                                                  140                 140
HUGHES, WILLIAM C                                                                               140                 140
INTERNATIONAL STRATEGIC ALLIANCE ATTN: GEORGE KOO                                                70                  70
INTERVEN PARTNERS 1987 ATTN: JONATHAN E. FUNK                                                   368                 368
INTERVEN PARTNERS II LP ATTN: WAYNE KINGSLEY CHAIRMAN                                        73,821              73,821
ISLAND PARTNERS C/O GEORGE TEXTOR                                                                38                  38
JACOBS, JOHN III                                                                                280                 280
JAQUES, S. CARLENE                                                                              140                 140
JOHNSON, HOWARD B                                                                                51                  51
JOHNSON, S. ALLAN                                                                               280                 280
JONES, CONLEY ROY                                                                               280                 280
JONES, WHITNEY M                                                                                140                 140
JORDAN, GARY JORDAN, ANNETTE                                                                    561                 561
JOSEPH KIRK DAVENPORT (INC) RETIREMENT TRUST                                                    140                 140
JOY, WILLIAM                                                                                      4                   4
JUSTICE, SUSAN H                                                                                140                 140
KAKOS, GERARD S                                                                                 561                 561
KANDATHIL, VALSAMMA TERESA                                                                      140                 140
KANE, ALAN KANE, MARY JT TEN                                                                    561                 561
KAPLAN, JANET S                                                                                 140                 140
KEE, DR. HERBERT L. KEE, VIRGINIA M                                                             140                 140
KELEKAR, DILIP MD TTEE FBO DILIP R. KELEKAR RETIREMENT TRUST                                    140                 140
KIDDER PEABODY AND COMPANY ATTN: KEN KANAPAN                                                     13                  13
KINGSLEY, WAYNE                                                                               7,653               7,653
KLEINER, EUGENE                                                                                  37                  37
KOBBE, JOHN                                                                                   4,842               4,842
KOLBE INC. PROFIT SHARING PLAN                                                                  140                 140
KORNFELD, KENNETH H. KORNFELD, RONDA E. JTWROS                                                1,121               1,121
KURUVILLA, DR. M. P                                                                             140                 140
LAESCH, JOHN                                                                                    140                 140
LANDBERG, BETTY                                                                                 280                 280
LANE, CECELIA B                                                                                 140                 140
LAWSING, JAMES F. III MD PA PROFIT SHARING PLAN UA DTD 6/21/84                                  140                 140
LEHMAN, JOSEPHINE TTEE FOR WILLIAM LEHMAN RESIDUARY TRUST DTD 2/28/92                           280                 280
LEHMAN, WILLIAM L. JR                                                                           140                 140
LICHT, HARLEY EXECUTIVE VP BROOKS TECHNICAL GROUP                                                 1                   1
LIN, XIN YING                                                                                   544                 544
LINCOFF, MILTON H. LINCOFF, MIRIAM L. JT TEN                                                    140                 140
LISSAUER, TED                                                                                   140                 140
LITTLEFIELD, THOM LITTLEFIELD AND SMITH ASSOC                                                     1                   1
LLOYD, PETRINA A                                                                                140                 140
LOWE, JACK M. LOWE, MARJORIE A. JTWROS                                                          140                 140
M&L VENTURES ATTN MORT SADOWSKY                                                                 140                 140
MACKINTOSH, J. HERBERT                                                                          140                 140
MACON, GEORGE W. III                                                                            280                 280
MADDEN, DAVID                                                                                    44                  44
MANER, DOUGLAS O                                                                                140                 140
MANLEY, THERESA K. (DOZZI, THERESA K.)                                                          140                 140
MARDELLI, T. JOSEPH TTEE MONEY PURCHASE & PENSION TRUST FBO T JOSEPH MARDELLI                   140                 140
MARSH, ALBERT P. MARSH, ANGELA A. JT TEN                                                        140                 140
MAURICE, DEBORAH BUFFUM C/O ALEX C. HOROWITZ                                                    140                 140
MAXWELL, JAMES T. MD                                                                            140                 140
MCGINN, JOHN M.D.PROFIT SHARING PLAN DATED 9/25/85                                              280                 280
MCGURN, WILLIAM MCGURN, DARLENE                                                                 280                 280
MCLARNEY, CHARLES PATRICK MCLARNEY, MARTINA J                                                   140                 140
MCNEE, JOHN C. MCNEE, DOROTHY M. JT TEN                                                         140                 140
MEMORIAL MEDICAL CENTER FOUNDATION ATTN: TIM JACKERT                                            140                 140
MERHAUT, JAMES                                                                                    2                   2
METZE, JARRED R. METZE, BRENDA JTWROS                                                           280                 280
MICHAUD, JOSEPH E. MICHAUD, JONETTE                                                             561                 561
MIDLAND INC                                                                                     280                 280
MILLER, BRUCE (2)                                                                             7,719               7,719
MILLER, DAVID C                                                                                 280                 280
MILLER, GORDON                                                                                  217                 217
MILLER, HARRIET C                                                                               280                 280
MILLER, JOHN H. III                                                                             280                 280
MILLER, RICHARD P                                                                               561                 561
MILLS, JANICE M                                                                                   1                   1
MOORE, ALLEN III & ANNE TRUSTEES FBO ALLEN MOORE III TRUST DTD 7-27-87                          280                 280
MOORMAN, DALE & MILDRED                                                                         280                 280
MORGAN, DONALD G                                                                                280                 280
MORRIS, JANET M (2)                                                                           7,719               7,719
MORTON, SCOTT M                                                                                   1                   1
MOSS, WILLIAM F                                                                                 140                 140
MUTRUX, PHILIPPE G                                                                              140                 140
NASON, IRVING C. MD TTEE IRVING C NASON MD PENSION PLAN                                         140                 140
NEAL, W. RONALD NEAL, MONA S. JT. TEN                                                           140                 140
NETTLES, CHARLES NETTLES, EMMA JTWROS                                                           140                 140
NIMEH, NADIM                                                                                    140                 140
NOLAN, DAVID AND NOLAN, CYNTHIA JTWROS                                                          140                 140
NORTHEAST VENTURES ATTN: W. BRIAN SATTERLEE                                                     809                 809
NUBER, CLARK & CO CONTRIBUTORY PROFIT SHARING PLAN AND TRUST FBO THOMAS J SEDLOCK               140                 140
O'DONNELL & MASUR, L.P. ATTN: MARK MASUR                                                        416                 416
ONEIDA SURGICAL PC PENSION PLAN TRUST DTD 6/15/73 FBO ROBERT E. PICKELS, JR. MD                 140                 140
OTTEMAN, MERLIN DR. NORTHERN COLO. SURGICAL ASSOC                                               140                 140
PACIFIC VENTURE FINANCE ATTN: NATHALIE WESSLING                                                 178                 178
PAINEWEBBER FBO PAINEWEBBER DEVELOPMENT CORP. CARRIED INTEREST SHARING PLAN                     360                 360
PAINEWEBBER FBO PAINEWEBBER DEVELOPMENT CORP                                                  1,158               1,158
PAINEWEBBER INC. FBO ANDREW, FRED W                                                             140                 140
PAINEWEBBER INC. FBO ASHTON, CHARLES F IRA                                                      140                 140
PAINEWEBBER INC. FBO BEARD, ESTHER ANN (IRA)                                                    140                 140
PAINEWEBBER INC. FBO BIBBY, DOUGLAS IRA                                                         140                 140
PAINEWEBBER INC. FBO BREWER, LESLIE IRA                                                         140                 140
PAINEWEBBER INC. FBO CAROL SHRIBER IRA                                                          140                 140
PAINEWEBBER INC. FBO CRONIN, TERRENCE DR. IRA                                                   561                 561
PAINEWEBBER INC. FBO CROSSLAND, MERLE F IRA                                                     140                 140
PAINEWEBBER INC. FBO DAVENPORT, JEAN MCLEAN                                                     140                 140
PAINEWEBBER INC. FBO DUNN, WILLIAM W IRA                                                        140                 140
PAINEWEBBER INC. FBO FOLEY, TIMOTHY W DR. IRA                                                   140                 140
PAINEWEBBER INC. FBO GERIAK, JAMES W. IRA                                                       280                 280
PAINEWEBBER INC. FBO HANDY, PETER                                                               140                 140
PAINEWEBBER INC. FBO MICHIGAN AVENUE NAT'L BANK FBO JACK M. BUFFINGTON HR-10                    280                 280
PAINEWEBBER INC. FBO PAUL, IRVING A IRA                                                         140                 140
PAINEWEBBER INC. FBO ROGERS, JOHN W                                                             140                 140
PAINEWEBBER INC. FBO ROSE, PAUL F                                                               140                 140
PAINEWEBBER INC. FBO RUCINSKI, TIM SEP IRA                                                      140                 140
PAINEWEBBER INC. FBO SECURITY PACIFIC TRUSTEE FOR ROBERT L. SHIPP SR. IRA                       561                 561
PAINEWEBBER INC. FBO SLEEPER, MITCHELL IRA                                                      280                 280
PAINEWEBBER INC. FBO WAHLERT, ROBERT C/O FDL FOODS                                              140                 140
PAINEWEBBER INC. FBO WEST, DOUGLAS M IRA                                                        140                 140
PAINEWEBBER TRUST COMPANY METZGER, FRANK C KEOGH                                                140                 140
PAINEWEBBER TRUST COMPANY FBO GILMER, JOHN H KEOGH                                              140                 140
PATCH, RICHARD A                                                                                140                 140
PATHOLOGY ASSOCIATES INC TTEE FBO FRANK B KIMBAL PROFIT SHARING PLAN                            140                 140
PATTON, EUGENE J                                                                                561                 561
PEARSON, HAI                                                                                      1                   1
PEDIATRICS & ADOLESCENT MEDICINE INC. MONEY PURCHASE PLAN & TRUST ATTN: E. LITWER               140                 140
PENFOLD, MARGARET                                                                               561                 561
PENGUE, M. LOUIS (2)                                                                          7,719               7,719
PENN, FRANK R                                                                                   140                 140
PENOBSCOT RESPIRATORY PENSION PLAN FBO EDWARD M. HARROW                                         140                 140
PETRIK, JACK S                                                                                  140                 140
PHILLIPS, JAMES W                                                                               280                 280
PICKETT, JAMES M                                                                                 49                  49
PISTOLE, MICHAEL DEFINED CONT PENSION PLAN EMPLOYEE OF MICHALE PISTOLE                          140                 140
POLAVRAPU, VENUGOPALAKRISHNA POLAVRAPU, ARUNA JTWROS                                            140                 140
POPS, RICHARD F                                                                                  37                  37
PRATER, LETHA M                                                                                 140                 140
PREIS, WILLIAM PREIS, IRENE M. JTWROS                                                           140                 140
PRINGLE COMPANY, THE ATTN: ROGER PRINGLE                                                        563                 563
PRINSTER, LEO T                                                                                 561                 561
PULMONARY MEDICINE ASSOCIATES PROFIT SHARING PLAN FBO JOSEPH HENRY                              280                 280
PULVARI, CHARLES F                                                                              140                 140
RANDLES, THOMAS L                                                                               140                 140
RAVENDHRAN, NATARAJAN DR                                                                        140                 140
RAYTHEON COMPANY ATTN: DAVE DWELLEY VP OF STRATEGIC BUS. DEVELOP                             90,485              90,485
READING, AGNES PEARSON TTEE FOR THE AGNES PEARSON READING REVOCABLE TRUST U/A/D                 140                 140
6-26-94
REDDY, KUMAR S                                                                                  140                 140
REED, JACK W                                                                                    140                 140
REIDENBACH, FREDERICK N                                                                         140                 140
RETIREMENT ACCOUNTS, INC FBO IRWIN, RONALD B IRA                                                140                 140
RETIREMENT ACCOUNTS, INC. FBO IRWIN, MERRY E IRA                                                140                 140
RILEY, LAURA                                                                                    561                 561
RISK, JOHN W. TTEE JOHN W. RISK LIVING TRUST C/O PAM MOTLAGH - FORD MOTOR CO                    140                 140
RIVERS, ROBERT RIVERS, DOREEN JTTEN                                                             140                 140
ROBINSON, PATRICIA                                                                              280                 280
ROSS, MICHAEL J. ROSS, JENNIFER COMM PROP                                                       140                 140
ROSSI, ROBERT A                                                                                 140                 140
ROTH, KATHLEEN                                                                                  140                 140
ROTHMAN, PAUL                                                                                   280                 280
RUCINSKI, TIMM                                                                                  561                 561
RUFENER RAYMOND E.  RUFENER, MARTHA J. JTWROS                                                   140                 140
RUTIGLIANO, ESTATE OF CHARLES R                                                                  17                  17
RUTLAND, GEORGE                                                                                   5                   5
SAHARIA, PRAKASH C. SAHARIA, REETA JT TEN                                                       140                 140
SALIBA, RUTH                                                                                    140                 140
SALZMAN, JEFFREY                                                                                421                 421
SANCHALA, VAJUBHAI DR. SANCHALA, SARSLOATI JTWROS                                               140                 140
SAWYER JR., W. TOM                                                                              561                 561
SAYEGH, JOSEPHINE                                                                               140                 140
SAYEGH, PAUL                                                                                    140                 140
SCHLOTZHAUER, DALE E                                                                          5,435               5,435
SCHLOTZHAUER, DALE ELIZABETH                                                                 23,158              23,158
SCHLOTZHAUER, DALE ELIZABETH                                                                     19                  19
SCHLOTZHAUER, DALE ELIZABETH                                                                     19                  19
SCHMIDT, PAUL SCHMIDT, KATHLEEN JT TEN                                                          140                 140
SEITZ, DANIEL WARD                                                                              280                 280
SHAW, OLIVER TRUSTEE FBO OLIVER SHAW LIVING TRUST DTD 9/12/91                                   280                 280
SHEPELA, JOSEPH C. SHEPELA, KAREN S. TTEES SHEPELA FAMILY TRUST                                 280                 280
SHEPHERD, JAMES W                                                                                 1                   1
SIMPSON, STANLEY S. SIMPSON, WENDY S                                                            280                 280
SKARSTON, ROGER A                                                                               280                 280
SMAHA, AL                                                                                       140                 140
SMITH & QUIMBY PARTNERSHIP C/O COLONIAL CARPETS                                                 140                 140
SMITH, DONALD LITTLEFIELD AND SMITH ASSOCIATES                                                    1                   1
SODERLAND, ROBERT A. TTEE ROBERT A. SODERLAND LIVING TRUST                                      140                 140
SOLTESZ, LADISLAO (LES)                                                                          49                  49
SOUTHERN ARIZONA ANESTESIA SERVICE PC MON PUR PEN PL&TR AGMT UAD 7-11-85 FBO                    140                 140
RONALD W YAKAITIS
SPAULDING, C. ARTHUR TTEE C. ARTHUR SPAULDING LVG TRUST                                         140                 140
SPIGELMIRE, EILEEN C                                                                            140                 140
SPOKANE RADIATION ONCOLOGY ASSOCIATES PROFIT SHARING PLAN FBO DONALD A. SCHMUTZ,                140                 140
M.D
STANTON S. BERMAN MD PS PROFIT SHARING PLAN                                                     140                 140
STATE FARM MUTUAL INSURANCE CO. ATTN: JOHN CONCKLIN INVESTMENT DEPARTMENT                    10,413              10,413
STEIN, H. THOMAS STEIN, MADLYN W. JTWROS                                                        140                 140
STEVENS, KENNY                                                                                  561                 561
STEVENS, RONALD W. STEVENS, ROSEMARY N. JTWROS                                                  561                 561
STRONG, F. CALVERT                                                                              140                 140
STRONG, F. CALVERT & SMISSEN, PATRICIA JOAN CO-TTES OF THE                                      140                 140
FRANCIS L. BUFFUM REV LIV TR UAD 12/9/92
SUSZ, MARK A. C/O INTER STATE SERVICE INC                                                       561                 561
SWANSON, MICHAEL SWANSON, MARTHA JTWROS                                                         140                 140
TESTA, ESTHER C. REVOCABLE TRUST                                                                140                 140
THE VICTOR FREEMAN INC PROFIT SHARING PLAN                                                      140                 140
THOMPSON, HUGH C. III                                                                           140                 140
THORNER, BRITTMARIE                                                                             140                 140
TOONE,EUGENE&WENAAS, JOHN E.J. COTTEES ARIZONA ORAL & MAXILLOFACIAL SURGEONS, P.C               140                 140
PSP DTD 5-1-72 FBO: JOHN E.J. WENAAS
TOUCHSTONE, BLAKE                                                                               561                 561
TRUSLOW, CAROLINE                                                                               280                 280
UDY, DOYLE C                                                                                    280                 280
UNION VENTURE CORPORATION ATTN: MIKE NAKAMA                                                   1,919               1,919
WALKER, HOWARD A                                                                                561                 561
WALLER, WILLIAM                                                                                 140                 140
WANG, ELISE T                                                                                    27                  27
WARD, JOHN M                                                                                    140                 140
WARTHMAN, FORREST                                                                               140                 140
WASHINGTON, J. BARRY                                                                            140                 140
WEBSTER, FRANK A. FBO JONATHAN A. WEBSTER CUST                                                  140                 140
WEEDEN CAPITAL MANAGEMENT ATTN: TOM FLAHERTY                                                    220                 220
WEINER, LAWRENCE WEINER, JOAN JT TEN                                                            140                 140
WEINER, STANFORD A                                                                              140                 140
WEISS, WILLIAM J. WEISS, LOLA W                                                                 561                 561
WEISSBERG, GLORIA                                                                               561                 561
WELCH, HENRY W. TTEE FOR THE EDITH H. WELCH FAMILY TRUST DTD 12/29/83                           280                 280
WESTMINSTER MEMORIAL PARK INC                                                                   140                 140
WESTMORELAND, WILLIAM                                                                         3,860               3,860
WIATER, JEROME P. MDPC                                                                          140                 140
WILKINSON, LAWRENCE                                                                             140                 140
WILLIAM T. MCGURN INC. PENSION PLAN AND TRUST                                                   140                 140
WILLIAM T. MCGURN INC. PROFIT SHARING PLAN & TRUST                                              140                 140
WILLIAMS, LESLIE L                                                                              140                 140
WILLSON, J. G. JR PARTNER JGW & COMPANY                                                         140                 140
WILSON, DOROTHY                                                                                   4                   4
WILSON, GEORGE                                                                                   43                  43
WILSON, GEORGE R. TRUSTEE FOR CHERYL WILSON                                                       1                   1

WILSON, GEORGE R. TRUSTEE FOR CURTIS WILSON                                                       1                   1
WILSON, GEORGE R. TRUSTEE FOR DAVID WILSON                                                        1                   1
WILSON, GEORGE R. TRUSTEE FOR JILL WILSON                                                         1                   1
WITT, AXEL WITT, MARGARET                                                                       561                 561
WOO, DONNA JUNG                                                                                  50                  50
WOODSON, RONALD G. M.D. TTEE RONALD G. WOODSON,M.D. INC PROFIT SHARING PLAN                     140                 140
XANDER, ALBERT                                                                                  140                 140
YEDDIS, ABE & BARBARA TEN ENT                                                                   140                 140
YERKES, DOUGLAS D                                                                               561                 561
YOAKAM, ROBERT E                                                                                841                 841
YOCUM, MARTIN D. PHYLLIS D YOCUM COMM PROP                                                      280                 280
YOUNG, WILLIAM D. YOUNG, SHARYN JT TEN                                                          280                 280
ZICKUS, DONALD C                                                                                140                 140
                                                                                          ---------            --------
                                                                                            804,407             804,407
                                                                                          =========            =========

-----------------
(1) None of the Selling Shareholders beneficially owns 1% or more of the Company's Common Stock, except for BIT Holding, LTD which if all Shares were distributed to BIT's stockholders, would own approximately 1.08% of the Company's Common Stock.
(2) This selling shareholder serve as an employee of BIT prior to the Company's acquisition of certain assets of BIT and currently serves as an employee of a subsidiary of the Company.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered hereby may be distributed from time to time by BIT to the Selling Shareholders, or sold or distributed from time to time by or for the account of BIT or the Selling Shareholders. BIT and the Selling Shareholders will act independently of the Company in making decisions with respect to their respective sales of the shares.

         The Selling Shareholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales.

         The Selling Shareholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder and any other Selling Shareholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

         The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, 5,000,000 shares of undesignated Preferred Stock, no par value, and 405,916 shares of Series D Preferred Stock, no par value.

         The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and by the provisions of applicable law.

Common Stock

         Subject to preferences that may be applicable to any outstanding Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders, except that upon giving the notice required under the California Corporations Code, shareholders may cumulate their votes in the election of directors. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock which may be issued in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

                  The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of undesignated Preferred Stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. The Board of Directors, without Common Stock shareholder approval, can issue undesignated Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of undesignated Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. There are no outstanding shares of undesignated Preferred Stock.

                  The shares of Series D Preferred Stock were authorized before the Company's initial public offering . There are no outstanding shares of Series D Preferred Stock and the Company has no intention of issuing shares of Series D Preferred Stock.

Rights of Holders of Special Shares of PMC-Sierra, Inc.

         The Special Shares of PMC-Sierra, Inc. are redeemable for Common Stock of the Company. Special Shares do not have voting rights in the Company, but in all other respects they represent the economic and functional equivalent of the Common Stock of the Company for which they can be redeemed. Under applicable law, each class of Special Shares will have class voting rights in certain circumstances with respect to transactions that effect the rights of the class and for certain extraordinary corporate transactions. Two kinds of Special Shares are outstanding: A Special Shares and B Special Shares.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation.


                                     EXPERTS

         The consolidated financial statements and schedule of Sierra Semiconductor Corporation included in the Sierra Semiconductor Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).


Securities and Exchange Commission Filing Fee                      $  3,001.29

Nasdaq Additional Listing Fee                                       $10,240.00

Printing and Engraving Expenses                                             --

Legal Fees and Expenses                                            $  5,000.00

Accounting Fees and Expenses                                       $  5,000.00

Blue Sky Fees and Expenses                                                  --

Transfer Agent and Registration Fees                               $  1,000.00

Miscellaneous expenses                                             $  1,758.71
                                                                   -----------
Total                                                              $ 26,000.00
                                                                   ============

----------------------
(1) All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Restated Articles of Incorporation and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California Corporation Law and the Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         NUMBER EXHIBIT DESCRIPTION

         5.1          Opinion of Counsel as to the validity of the Shares.*

         23.1         Consent of Counsel (included in Exhibit 5.1 above).*

         23.2         Consent of Ernst & Young LLP.

         * Previously Filed

         ITEM 17.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 6, 1997.


                                     SIERRA SEMICONDUCTOR CORPORATION

                                     By: /s/ GLENN C. JONES
                                     ----------------------------------
                                     Glenn C. Jones
                                     Chief Financial Officer and
                                     Senior Vice President, Finance
                                    (Principal Financial and Accounting Officer)
                                    (Duly Authorized Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

   Signature                          Title                           Date
   ---------                          -----                           ----


/S/ JAMES V. DILLER*            Chief Executive Officer           May 6, 1997
 ---------------------         (Principal Executive Officer
James V. Diller                 Chairman of the Board of
                                Directors


/S/ GLENN C. JONES              Senior Vice President, Finance    May 6, 1997
----------------------          and Chief Financial Officer
Glenn C. Jones                 (Principal Financial and
                                Accounting Officer)


/S/ALEXANDRE BALKANSKI*         Director                          May 6, 1997
----------------------
Alexandre Balkanski


/S/ MICHAEL L. DIONNE*          Director                          May 6, 1997
----------------------
Michael L. Dionne


/S/ FRANK J. MARSHALL*          Director                          May 6, 1997
----------------------
Frank J. Marshall



* BY: /S/ GLENN C. JONES
--------------------------
Glenn C. Jones, Attorney-in-fact

                                  EXHIBIT INDEX


                           NUMBER EXHIBIT DESCRIPTION

                       23.2 Consent of Ernst & Young LLP.